*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.
DATED May 16, 2025

AMENDMENT AGREEMENT
AND
DEED OF NOVATION

among

BITMAIN TECHNOLOGIES DELAWARE LIMITED (“BITMAIN/Continuing Party”) and CIPHER MINING INFRASTRUCTURE LLC (“CMI/Outgoing Party”) and CIPHER BLACK PEARL LLC (“PURCHASER/Incoming Party”)
relating to

FUTURE SALES AND PURCHASE AGREEMENT (T21, dated December 16, 2023 and amended June 4, 2024 and July 5, 2024) and
NOTICE OF EXERCISE
(S21 XP, dated February 5, 2025)

V2.0.20250225 (US)

BM Ref: SALES-20250506-01
2

THIS Amendment Agreement and Deed of Novation (the “Deed”) is made on May 16, 2025 (“Effective Date”).
AMONG:
(1)BITMAIN TECHNOLOGIES DELAWARE LIMITED, a company incorporated and existing under the laws of the State of Delaware, the United States (File Number: 6096946) (“BITMAIN/Continuing Party”);
(2)CIPHER MINING INFRASTRUCTURE LLC, a company incorporated and existing under the laws of the State of Delaware, the United States (File Number: 93-4777486) (“CMI/Outgoing Party”); and
(3)CIPHER BLACK PEARL LLC, a company incorporated and existing under the laws of the State of Delaware, the United States (File Number: 93-4486965) (“Purchaser/Incoming Party”),
(together the “Parties” and each a “Party”).
RECITALS
(A)BITMAIN and CMI have entered into a Future Sales and Purchase Agreement (Model: ANTMINER T21) (BM Ref: T21-XS-00120231216005) dated December 16, 2023 as amended pursuant to a Supplemental Agreement (BM Ref: SALES-20240602-01) by and between BITMAIN dated June 4, 2024 and pursuant to a Supplemental Agreement (BM Ref: SALES-20240627-01) by and between BITMAIN and CMI dated July 5, 2024 (the “S21 Pro Agreements”) in respect of HASH Super Computing Servers (Model: S21 Pro) of a reference quantity of 30,364 to be delivered in September and October 2024 (the “S21 Pro Products”) with an estimated total purchase price of US$134,287,826.40. As of the date hereof, all such S21 Pro Products under the S21 Pro Agreements have been delivered by BITMAIN to CMI.
(B)Under the S21 Pro Agreements (as amended), CMI has options to purchase an additional HASH Super Computing Servers (Model: S21 XP) of a maximum quantity of 32,164 by June 30, 2025, with an estimated total purchase price of US$ 186,712,020.00. CMI has exercised call options to purchase 32,164 units of S21 XP Products to be delivered between May 2025 and June 2025 (the “Forward Deliverables”) with a total purchase price of US$186,712,020.00 through issuing a Notice of Exercise dated February 5, 2025 (the “Notice of Exercise”, together with S21 Pro Agreements, the “Original Agreements”, a copy of which is attached to this Deed as Schedule II). As of the date hereof, CMI has paid 10% of the purchase price of the Forward Deliverables as the Call Purchase Fee, 10% of the purchase price of the Forward Deliverables as the Down Payment and 30% of the purchase price of the Forward Deliverables as the Interim Payment, being equal to an amount of US$93,356,010 in total. As of the date hereof, none of the Forward Deliverables has been delivered by BITMAIN to CMI.
(C)As of the date hereof, an amount of US$120,213,575.28 of the total purchase price (consisting of 6 payments) under the Original Agreements has not been paid by CMI

(the “Remaining Payments”, and each a “Remaining Payment”). The details of the Remaining Payments under the Original Agreements are specified in Schedule I to this Deed.
(D)The Parties wish to amend the Original Agreements regarding (i) the payment arrangements for the Remaining Payments, and (ii) the shipping arrangement for the Forward Deliverables. Unless the context otherwise requires, terms defined in the Original Agreements shall have the same meaning in this Deed.
(E)The Outgoing Party wishes to transfer all of its rights and obligations under the Original Agreements as amended herein to the Incoming Party.
(F)The Outgoing Party shall continue to be liable for any failure by it to perform its obligations under the Original Agreements before the Effective Date and its obligations other than those transferred to the Incoming Party.
(G)The Parties have therefore agreed to novate the Outgoing Party's rights and obligations under the Original Agreements as amended herein to the Incoming Party on the terms of this Deed with effect from the date of this Deed.
IT IS AGREED AS FOLLOWS:
1.Amendment to the Original Agreements
1.1Remaining Payments. The Original Agreements are hereby amended as follows:
(a)The Purchaser shall settle the Remaining Payments in full in a lump-sum payment within fourteen (14) days of the execution of this Deed (the “Revised Payment Date”), which, for the avoidance of doubt, amends any agreed payment schedule in the Original Agreements.
(b)The Purchaser agrees that it shall make a lump-sum payment of the Remaining Payments in full in Bitcoin (“BTC”) pursuant to this Section I (“BTC Payment”) to BITMAIN before the Revised Payment Date. The date on which the payment of BTC is completed by the Purchaser shall be referred to as the “BTC Payment Date”.
(c)The exchange rate between BTC and USD shall be mutually confirmed in writing by both Parties based on the market rate, which refers to the applicable BRR - CME CF Bitcoin Reference Rate (settlement time: CME CF 4PM UK) of Bitcoin on the BTC Payment Date (the “Reference BTC Price”). For the purposes of the BTC Payment, the quantity of BTC to be paid by the Purchaser shall be (x) the total amount of the Remaining Payments divided by (y) 111.11% of the Reference BTC Price (the “Total Paid BTC”). The Reference BTC Price will then be used for the BTC Transaction (as defined hereunder) and all future repurchase of BTC under this Deed.

To fulfill the BTC Payment, the Purchaser will purchase the Total Paid BTC from BITMAIN using the amount of USD equivalent to (x) the quantity of the Total Paid BTC multiplied by (y) the Reference BTC Price in a lump-sum payment of US$108,192,217.75 (the “BTC Transaction”). The Parties acknowledge and agree that BTC purchased by the Purchaser through this BTC Transaction shall only be used for the fulfillment of the Purchaser’s BTC Payment obligations under this Deed.

(d)Repurchase Option.
On or before August 30, 2025 (the “First Option Period”), the Purchaser shall have the right, but not the obligation, to repurchase half of the Total Paid BTC as per the table below (the “First Option”). Purchaser may exercise the First Option by paying to BITMAIN an amount in US dollars equal to US$60,106,787.64 (based on 111.11% of the Reference BTC Price) before the end of the First Option Period. Within seven (7) business days following the receipt of such payment, BITMAIN shall transfer one half the Total Paid BTC to an account designated by Purchaser.
On or before November 30, 2025, but only if the Purchaser has exercised the First Option as per the table below (the “Second Option Period”), the Purchaser shall have the right, but not the obligation, to repurchase the second half of the Total Paid BTC (the “Second Option”). Purchaser may exercise the Second Option by paying to BITMAIN an amount in US dollars equal to US$60,106,787.64 (based on 111.11% of the Reference BTC Price) before the end of the Second Option Period. Within seven (7) business days following the receipt of such payment, BITMAIN shall transfer the second half the Total Paid BTC to an account designated by Purchaser.

Option Period	Amount to be paid to Repurchase the Paid BTC by cash	BTC Repurchase Portion
August 30, 2025	US$60,106,787.64	50% of the Total Paid BTC
November 30, 2025	US$60,106,787.64	50% of the Total Paid BTC
Total	US$120,213,575.28	100% of the Total Paid BTC
At any time during the First Option Period, the Purchaser has the right to request an early repurchase of the second half of the Total Paid BTC (“Early Repurchase”). In such case, the Purchaser must provide an irrevocable written notice to BITMAIN and pay the amount in US dollars equivalent of the second half of the Total Paid BTC as per the table above in a single payment within seven (7) days of such notice.
BITMAIN will send an email reminder to the Purchaser ten (10) days before each Option Period is due, urging timely repurchase and indicating to the Purchaser the deadline for providing BITMAIN with proof of fund transfer.
In the event that Purchaser does not elect to repurchase any Total Paid BTC before the corresponding Option Period, BITMAIN shall have the right, at its sole discretion, to dispose of all the remaining paid BTC held by BITMAIN, and Purchaser shall have no further rights to repurchase any remaining paid BTC and will also have no further payment obligations towards BITMAIN.
1.2Forward Deliverables. In the spirit of cooperation and partnership, BITMAIN shall use its best efforts to deliver to the Purchaser all Forward Deliverables by June 23, 2025 (“Delivery Date”), which, for the avoidance of doubt, amends any agreed shipping schedule in the Notice of Exercise, provided that the Purchaser shall have transferred the specific amount needed for BTC Transaction to BITMAIN pursuant to the Section 1.1(c) of this Deed. For the avoidance of doubt, except for the amendment to shipping schedule herein, the provisions of the Original Agreements with respect to shipping arrangements for the Forward Deliverables shall not otherwise be affected by this Deed.

1.3Confidentiality. All provisions of and information concerning this Deed and matters pertaining to or derived from the provision of Products pursuant to this Deed between the Parties, whether in oral or written form, or in the form of drawings, computer programs or other, as well as all data derived therefrom (“Confidential Information”), shall be deemed to be confidential and, as such, may not be divulged to any unauthorized person. Each Party undertakes and agrees to take all reasonable and practicable steps to ensure and protect the confidentiality of the Confidential Information which cannot be passed, sold, traded, published or disclosed to any unauthorized person. The Parties agree that authorized persons shall include the Purchaser's Affiliates, officers, employees, agents, or professional advisers (legal, financial or other) (“Authorized Persons”) provided such Authorized Persons are under non-disclosure obligations with the Purchaser. The Parties further agree that Purchaser may disclose this Deed if required by law or by order of any court or tribunal of competent jurisdiction, or by any Government Authority, stock exchange or other regulatory body.
1.4Original Agreements. For the avoidance of doubt, except as set out in this Supplemental Agreement, the provisions of the Original Agreements shall not otherwise be affected by this Deed and shall remain in full force and effect. In the event of discrepancies between this Deed and the Original Agreements, the provisions of this Deed shall prevail.
1.5Further Assurance. At all times after the date of this Deed, each of the Parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or reasonably requested by the other parties for giving full effect to this Deed.
1.6Except as modified by this Deed, the provisions of the Original Agreements apply mutatis mutandis to this Deed.
2.Novation
With effect from the Effective Date:

2.1The Parties hereby acknowledge and agree that, the Outgoing Party transfers all its rights and obligations under the Original Agreements as amended herein (“Transferred Rights and Obligations”) to the Incoming Party.
2.2The Incoming Party shall enjoy all the rights and benefits of the Outgoing Party in connection with the Transferred Rights and Obligations under the Original Agreements as amended herein. The Incoming Party agrees to perform the Original Agreements as amended herein and be bound by its terms in every way in connection with the Transferred Rights and Obligations as if it were the original party to it in place of the Outgoing Party.
2.3The Continuing Party agrees to perform the Original Agreements as amended herein and be bound by its terms in every way as if the Incoming Party were the original party to it in place of the Outgoing Party in connection with the Transferred Rights and Obligations.
2.4All references to the Outgoing Party in the Original Agreements as amended herein shall be read and construed as references to the Incoming Party.
3.Release of obligations
3.1The Continuing Party and the Outgoing Party release each other from all future obligations to the other in connection with the Transferred Rights and Obligations under the Original Agreements as amended herein.
3.2Nothing in this Deed shall affect or prejudice any claim or demand that the Continuing Party or the Outgoing Party may have against each other under or in connection with the Original Agreements as amended herein with respect to matters occurring before the Effective Date or other than in connection with the Transferred Rights and Obligations.
4.Governing law

This Deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of the State of Delaware, USA.

5.Dispute resolution
All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Houston, Texas before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the State of Delaware. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the party from obtaining an injunction. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.
[Remainder of page intentionally left blank]

This document has been executed as a deed and is delivered and takes effect on the date first above written.

EXECUTED AS A DEED for and on behalf of:
BITMAIN TECHNOLOGIES DELAWARE LIMITED

By:
Name: Yan Hao
Title: Director

in the presence of:

____________________________________
Signature of Witness
Name:

Address:

EXECUTED AS A DEED for and on behalf of:
CIPHER MINING BLACK PEARL LLC

By:
Name: William Iwaschuk
Title: Co-President & Chief Legal Officer

in the presence of:

____________________________________
Signature of Witness
Name:    Tina Wu
Address: [***]

EXECUTED AS A DEED for and on behalf of:
CIPHER MINING INFRASTRUCTURE LLC

By:
Name: William Iwaschuk
Title: Co-President & Chief Legal Officer

in the presence of:

____________________________________
Signature of Witness
Name:    Tina Wu
Address: [***]

SCHEDULE I

The details of the Remaining Payments under the Original Agreements are as follows:

Model	Order Type	Delivery Period	Amount of Units	Due Date	The Corresponding Balance Payment	Revised Payment Date	Relevant Contract No.
S21 XP	Call option	May, 2025	6,000	Apr 1, 2025	US$10,449,000.00	Within fourteen (14) days after the execution of this Deed	FUTR-XS-00120250206001
S21 XP	Call option	June, 2025	26,164	May 1, 2025	US$45,564,606.00		FUTR-XS-00120250206001
S21 XP	Call option	May, 2025	6,000	Oct 28, 2025	US$6,966,000.00		FUTR-XS-00120250206001
S21 XP	Call option	June, 2025	26,164	Nov 27, 2025	US$30,376,404.00		FUTR-XS-00120250206001
S21 pro	Firm Order	Sep, 2024	15,182	Jun 1, 2025	US$13,428,782.64		FUTR-XS-00120240709013
S21 pro	Firm Order	Oct, 2024	15,182	Jul 1, 2025	US$13,428,782.64		FUTR-XS-00120240709013
Total	/	/	/	/	US$120,213,575.28		/

SCHEDULE II
COPY OF ORIGINAL AGREEMENTS